UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 12, 2006, Orange 21 Inc. (the “Company”) entered into an Executive Employment Agreement with Jerry Collazo, the Company’s Chief Financial Officer. The Executive Employment Agreement provides, among other things, for the following: (a) a base annual salary of $250,000; (b) eligibility to receive an annual bonus; (c) a grant of 20,000 restricted common shares, which grant vests 25% after one year and in equal monthly installments over the subsequent three years (this grant is evidenced by a Notice of Restricted Share Award and Restricted Share Award Agreement dated October 12, 2006 between the Company and Mr. Collazo); (d) a grant of stock options with respect to 20,000 shares which vests 25% after one year and in equal monthly installments over the subsequent three years (this grant is evidenced by a Notice of Stock Option Grant and Stock Option Agreement dated October 12, 2006 between the Company and Mr. Collazo); and (e) if Mr. Collazo is terminated without cause, Mr. Collazo is entitled to receive a severance payment.

The foregoing is qualified in its entirety by reference to the Executive Employment Agreement, the Notice of Restricted Share Award and Restricted Share Agreement and the Notice of Stock Option Grant and Stock Option Agreement filed as Exhibits 10.39, 10.40 and 10.41 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Executive Officer

Effective as of October 12, 2006, Barry Buchholtz resigned as the Company’s Chief Executive Officer in order to focus his efforts on the Company’s European operations, including the Company’s manufacturing division, LEM, and its European sales operations. Mr. Buchholtz has been named President of Orange 21’s Italian based subsidiaries Spy, s.r.l. and LEM s.r.l.; he will be based in the Company’s Italy office.

Appointment of Chief Executive Officer

Effective as of October 12, 2006, the Board of Directors (the “Board”) of the Company appointed Mark Simo as the Company’s Chief Executive Officer. One of the Company’s founders, Mr. Simo has served as Chairman of the Company’s Board of Directors since August 1994. Mr. Simo previously served as Chief Executive Officer from August 1994 to July 2004. Since September 1990, Mr. Simo has served as the Chief Executive Officer and a member of the Board of Directors of No Fear, Inc. In connection with this appointment, Mr. Simo is stepping down as Chief Executive Officer of No Fear, Inc. From February 1984 to August 1990, Mr. Simo served as a Vice President of Life’s A Beach, an apparel company. The Company has not entered into an employment agreement with Mr. Simo.

No Fear, Inc. beneficially owns 884,883 shares of the Company’s outstanding Common Stock. Mr. Simo is on the Board of Directors of No Fear and is the former Chief Executive Officer of No Fear, and has voting and investment control over the shares held by No Fear. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein.

From time to time, the Company makes sales to retail stores owned by No Fear. Aggregated sales to these stores during the 2005 fiscal year were approximately $1,025,000, and accounts receivable due from these stores amounted to approximately $502,000 at December 31, 2005. The Company believes that these commercial transactions were made or entered into on terms that are no less favorable to the Company than those the Company could obtain from unaffiliated third parties.

Appointment of Director

Effective October 12, 2006, the Board, by resolution, increased the size of the Board from seven to eight directors. Effective as of October 12, 2006, the Board appointed John Pound to serve as a director and to fill a newly created vacancy on the Board. Mr. Pound was further appointed Co-Chairman. Since July 1999, Mr. Pound has served as President of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies. He is the Manager of The Integrity Brands Fund, which in May of 2006

2

reported on a Schedule 13D an investment in the Company amounting to 9.28% of the Company’s common stock outstanding. Mr. Pound currently serves on the Boards of Directors of RedEnvelope, Inc. and The Gymboree Corporation, which are both publicly traded (Nasdaq) companies.

In connection with his appointment to the Board, Mr. Pound was granted options to purchase 10,000 shares of the Company’s common stock under the Company’s 2004 Stock Incentive Plan.

On October 16, 2006, the Company issued a press release regarding Mr. Buchholtz’s resignation and the appointments of Mr. Simo and Mr. Pound. The press release is filed with this Current Report on Form 8-K as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.39	Executive Employment Agreement dated October 12, 2006 between Orange 21 Inc. and Jerry Collazo.

10.40	Notice of Restricted Share Award and Restricted Share Agreement dated October 12, 2006 between Orange 21 Inc. and Jerry Collazo.

10.41	Notice of Stock Option Grant and Stock Option Agreement dated October 12, 2006 between Orange 21 Inc. and Jerry Collazo.

99.1	Press Release dated October 16, 2006.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 16, 2006	ORANGE 21 INC.

	By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.39	Executive Employment Agreement dated October 12, 2006 between Orange 21 Inc. and Jerry Collazo.

10.40	Notice of Restricted Share Award and Restricted Share Agreement dated October 12, 2006 between Orange 21 Inc. and Jerry Collazo.

10.41	Notice of Stock Option Grant and Stock Option Agreement dated October 12, 2006 between Orange 21 Inc. and Jerry Collazo.

99.1	Press Release dated October 16, 2006.

5